                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



         Date of Report (date of earliest event reported): July 1, 2002



                           CABOT OIL & GAS CORPORATION
             (Exact name of registrant as specified in its charter)


           Delaware                       1-10447                04-3072771
 (State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
       of incorporation)                                    Identification No.)


           1200 Enclave Parkway
              Houston, Texas                                      77077
 (Address of principal executive offices)                      (Zip Code)


       Registrant's telephone number, including area code: (281) 589-4600

Item 5. Other Events.

     On June __, 2002 Cabot Oil & Gas Corporation (the "Company") filed with the Secretary of State of the State of Delaware (i) an amendment to its Certificate of Incorporation, a copy of which is attached as Exhibit 3.1, and (ii) a Certificate of Increase of Shares Designated Series A Junior Participating Preferred Stock, a copy of which is attached as Exhibit 3.2. These filings (i) eliminated the Company's Class B Common Stock from the Company's Certificate of Incorporation and changed the name of the Company's Class A Common Stock to simply "Common Stock" and (ii) increased the authorized Common Stock from the 40,000,000 shares of Class A Common Stock previously authorized to 80,000,000 shares of Common Stock, par value $.10 per share. Each issued share of Class A Common Stock prior to the filing of the amendment to the Certificate of Incorporation is now a share of Common Stock.

Item 7. Financial Statements and Exhibits

     (c) Exhibits.

     3.1 -- Certificate of Amendment of Certificate of Incorporation.

     3.2 -- Certificate of Increase of Shares Designated Series A Junior Participating Preferred Stock.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CABOT OIL & GAS CORPORATION


                                   By: /s/ Scott C. Schroeder
                                      ----------------------------------------
                                      Scott C. Schroeder
                                      Vice President, Chief Financial Officer
                                      and Treasurer


Date: July 1, 2002

                                  EXHIBIT INDEX

3.1 -- Certificate of Amendment of Certificate of Incorporation.

3.2 -- Certificate of Increase of Shares Designated Series A Junior Participating Preferred Stock.